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                                                                    Exhibit 99.2

                                                                     New Release


                                  [LOGO]


For release: Immediate
Contact: James M. DeAngelis
         Melissa C. Berkowitz
         (212) 308-5800


                     Commodore Separation Technologies, Inc.
                          Gets New Majority Stockholder


New York, N.Y., December 31, 1998--Commodore Separation Technologies, Inc. (NASDAQ: CXOT, CXOTW, CXOTP), announced that its principal stockholder, Commodore Applied Technologies, Inc. (ASE: CXI, CXIW) transferred its 87% interest in the company to Commordore Environmental Services, Inc. (OTCBB: COES) as part of the debt restructuring agreement consummated between the two companies following the completion of the fairness opinions.

Paul E. Hannesson, Chairman and Chief Executive Officer, and James M. DeAngelis, Senior Vice President of Sales and Marketing, will maintain their current management positions in both CXOT and CXI.

The Commodore SLiM -Trademark- process has been proven to selectively remove, for recycling or disposal, materials from aqueous based solutions in both private and public sector industries.

These materials contain forward-looking statements based on a series of projections and estimates regarding economics within the company's markets, the industries in which the company operates, the effects of legislation and regulations, as well as business and competitive outlook.


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